SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report: (Date of earliest event reported) : May 4th, 2005

                          Commission File No. 000-49628


                           TELEPLUS ENTERPRISES, INC.
                           --------------------------

             (Exact name of registrant as specified in its charter)

             Nevada                                     90-0045023
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(State or other jurisdiction of             (IRS  Employer  Identification No.)
 incorporation or organization)


     7575 Transcanadienne, Suite 305, St-Laurent, Quebec, Canada H4T 1V6
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                   (Address of principal executive offices)

                                  514-344-0778
                        ---------------------------------
                            (Issuer telephone number)


          465 St. Jean, Suite 601, Montreal, Quebec, Canada H2Y 2R6
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                            (Former Name and Address)


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ITEM 2.01  ACQUISITION OR DISPOSITION OF ASSETS.

KEDA CONSULTING ACQUISITION:

      On April 4th, 2005, Teleplus Enterprises Inc. ("TelePlus") purchased 100% of the issued and outstanding shares of Keda Consulting Corp. ("Keda"), an Ontario Company. Keda has been providing a broad range of management consulting services to the North American Telecommunications industry for over 10 years, specializing in Business Development, Sales and Marketing and Operations. At the time of the transaction Keda had no assets or liabilities.

      Immediately following the transaction Keda changed its name to TelePlus Connect Corp. ("TelePlus Connect") and Keda's management have taken over the operations of TelePlus' prepaid landline and long distance telephone service division.

      TelePlus purchased Keda from the following shareholders who owned 100% of the issued and outstanding shares of Keda at the time of TelePlus' purchase:
Steve Kerekes, Melanie Kerekes, Jim Oattes, Grace Debrabandere, Jim Reddon, Monica Reddon, Tom Davis and Jane Davis (collectively referred to herein as the "Selling Stockholders"). Neither TelePlus nor its affiliates, directors or officers or associates of TelePlus' directors or officers had a relationship with the Selling Stockholders or Keda prior to the purchase. The total consideration payable for the Keda shares is $20,800,000 CDN (the "Purchase Price") which is payable to Selling Stockholders on an earn-out basis based on the achievement by TelePlus Connect of specific EBITDA benchmarks during the next 48 months as set forth below.

      TelePlus has the right to pay all or a portion of the Purchase Price by issuing shares of its common stock to the Selling Stockholders, in which event the Selling Stockholders have irrevocably, jointly and severally, authorized and directed TelePlus to sell said shares in the public market pursuant to an effective registration on Form SB-2 in order to fulfill this provision, and provided in any event that said shares shall be sold as soon as possible by such means and that, after giving effect to such sales, TelePlus shall have paid to the Selling Stockholders an aggregate of $20,800,000 CDN in cash.

      The consideration payable to the Selling Stockholders for their Keda shares shall be allocated, paid and satisfied by payment to the Selling Stockholders by TelePlus of an amount payable based upon TelePlus Connect achieving each $25,000 CDN increment in monthly EBITDA (an "EBITDA Target") until the earlier of: (a) TelePlus Connect has achieved $400,000 CDN in monthly EBITDA; or (b) 51 months have passed from the date of this Agreement. The amount payable (the "Purchase Price Installment Payment") upon TelePlus Connect achieving each EBITDA Target shall be an amount equal to 4.3333 times the EBITDA for the month in which the applicable EBITDA Target has been achieved, less the amount of EBITDA for the month during which any previous EBITDA Target has been achieved, multiplied by 12. In the event that the Purchase Price Installment Payment based on monthly EBITDA of $400,000 CDN has not been paid to the Selling Stockholders prior to the date which is 48 months from the Closing Date, TelePlus shall pay to the Selling Stockholders a pro rated portion of any balance of consideration payable, if any, based on the monthly EBITDA for the 51st month following the Closing Date. Each Purchase Price Installment Payment payable to the Selling Stockholders shall be paid as follows:

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                                      -3-


      (i) a minimum of thirty per cent (30%) of the Purchase Price Installment Payment shall be paid to the Selling Stockholders on or before the date which is fifteen (15) calendar days following the end of the month in which any EBITDA Target is satisfied; and
      (ii) the balance of the applicable Purchase Price Installment Payment shall be paid within six (6) months from the end of the month in which any EBITDA Target is satisfied.

      TelePlus has also covenanted and agreed to cause TelePlus Connect to satisfy any shortfall in the amounts due under the foregoing paragraph (ii) by making quarterly (quarterly meaning every three months after the applicable due date in paragraph (ii) above until paid in full) distributions to the Selling Stockholders out of the Distributable Net Income of TelePlus Connect. In the event the amounts due under the foregoing paragraphs (i) and (ii) above are not paid and received by the Selling Stockholders when due, interest shall accrue and be payable monthly at a rate of six per cent (6%) per annum on the overdue amount(s).

      If during the first 6 months of any payment period of a Purchase Price Installment Payment the average EBITDA of TelePlus Connect for such 6 months falls below 70% of the EBITDA Target associated with such Purchase Price Installment Payment, the amount of consideration payable applicable to such period shall be adjusted to be such amount multiplied by the percentage of the EBITDA Target achieved on average.

      TelePlus has also agreed to provide financing to TelePlus Connect following Closing in accordance with such financing contribution schedule, to a maximum amount of $8,343,000 CDN, to be contributed by up to $3,921,500 CDN in shares of the Purchaser and the balance in cash, provided that TelePlus Connect has at all times achieved and maintained 70% or more of the then applicable EBITDA target. For greater certainty, in the event that TelePlus Connect's EBITDA is at any time less than 70% of the then applicable EBITDA target, TelePlus will have no obligation to provide TelePlus Connect with such financing. TelePlus Connect shall have a 90 day period in which to cure any failure to achieve and maintain 70% or more of the then applicable EBITDA target and, in the event that TelePlus Connect cures such failure to thereafter achieve and maintain 70% or more of the then applicable EBITDA target during such time, TelePlus' obligation to provide financing to TelePlus Connect in accordance with the Agreement shall be renewed.

FREEDOM PHONE LINE ACQUISITION:

      Immediately following the acquisition of Keda, TelePlus through its wholly owned subsidiary TelePlus Connect purchased on April 4th, 2005, 100% of the issued and outstanding shares of 1523813 ONTARIO LIMITED d.b.a. Freedom Phone Lines ("Freedom"), an Ontario Company. At the time of the transaction Freedom had total assets of $347,121 CDN (comprised of $231,274 cash, $85,475 accounts receivable, $3,291 prepaid expenses and deposits and $27,081 of fixed and other assets) and total liabilities of $320,792 CDN (comprised of $265,760 accounts payable and $55,032 deferred revenue payable).

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                                      -4-


      Immediately following closing Freedom was rolled into TelePlus Connect and its management joined TelePlus. Freedom currently services 3,300 customers in Ontario, Canada with local and long distance prepaid telephone services. TelePlus purchased Freedom from Derek Hooper who owned 100% of the shares of Freedom prior to the acquisition (referred to herein as the "Seller"). Neither TelePlus nor its affiliates, directors, or officers or associates of TelePlus' Directors or officers had a relationship with the Seller or Freedom prior to the purchase. TelePlus issued to the Seller a combination of cash and stock for the purchase of 100% of the shares of Freedom.

      The aggregate purchase price (the "Freedom Purchase Price") payable by TelePlus to the Seller for the Freedom Shares shall, subject to adjustment in accordance with the Agreement, be a maximum of $1,000,000 in lawful money of Canada, which amount is payable as follows:

      (a)   $600,000 CDN paid in cash to the Seller at the Time of Closing;

      (b) through the issuance to the Seller at the Time of Closing of that aggregate number of Teleplus Shares as is equal to $400,000 CDN divided by the average closing price of the Teleplus shares on the OTCBB for the five business days immediately preceding the Closing Date.

DESCRIPTION OF THE BUSINESS AND PRINCIPAL PRODUCTS

      o Keda Consulting Corp. provides a broad range of management consulting services to the North American telecommunications industry, specializing in business development, sales/marketing, and operations. As part of the acquisition Keda has changed its name to TelePlus Connect Corp. and Keda's management has taken over the operations of TelePlus' prepaid landline and long distance telephone service operations. TelePlus is expected to benefit from Keda's and Freedom's management teams which have much experience in the telecommunications industry. The Company believes a seasoned and experienced management team, familiar with all aspects of the rapidly growing and changing telecommunications business, is a key strategic asset.

      o Freedom Phone Lines, headquartered in Ontario, Canada, is a Bell Canada reseller of landline and long distance services, which services over 3,300 customers in the Ontario area. Through the acquisition of Freedom, TelePlus now offers prepaid landline, long distance and internet services to selected individuals in Canada who cannot obtain basic telecom services from traditional telecom carriers. These individuals are often called the "unbanked". Current estimates place the "unbanked" market in North America at 9.5% of total households and the market size is estimated at over $1 billion.

NO DEPENDENCE ON ONE OR A FEW CUSTOMERS

     Neither Keda nor Freedom is currently dependent on any one customer. However the businesses of Keda and Freedom are dependent on 1 supplier, Bell Canada which currently represents over 90% of Keda & Freedom's total costs.

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PATENTS, TRADEMARKS & LICENSES

Keda & Freedom do not own any patents, trademarks, licenses or other intellectual property rights.

NO NEED FOR GOVERNMENT APPROVAL

Keda & Freedom do not need any government approval to operate their business.

EMPLOYEES

Keda & Freedom employ a total of less than 10 employees most being full time.

DESCRIPTION OF PROPERTY

Keda currently has no lease for any property. Freedom currently has 1 lease in place for its corporate office in Bowmansville, Ontario. The cost of such lease is $1485.57CDN (tax included) per month and is in place for a period of 13 months.

LEGAL PROCEEDINGS

      As of the date of filing of this report, neither Keda nor Freedom was neither a party to nor aware of any legal proceedings involving any of them.

RELATED PARTY TRANSACTIONS

      As part of the respective purchase transactions TelePlus Connect executed employment agreements with all former key Keda & Freedom executives and managers.

RISKS:

Business Risk:
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o     Churn Risk
      The customers in this marketplace have a higher propensity to move or cancel service than the general residential market.
o     Product Replacement
      In the future, there is the potential for wireless technology to be a replacement for landline technology.
o     Competition
      Currently there are approximately 50 small competitors in the Canadian marketplace. The barrier to entry in this market is financial and operating system related and new competitors may surface in the future.
o     Price Erosion
      As competitors enter the market and attempt to secure marketshare, there will be the threat of price reductions.
o     Integration Challenges
      Teleplus' plan is to integrate all the acquisitions onto a single platform. Failure to accomplish this in an organized, coordinated fashion could result in a loss of customers
o     Technology
      New technology could potentially replace landline as a technology for the reconnect market. If this new technology (i.e., VOIP) is not regulated then the carriers would have the ability to enter the market.

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                                      -6-


Competition
There are currently approximately fifty competitors in the Canadian market, ranging from 100 to 6,500 customers in size. All but a handful of these competitors are regional. Freedom Phone Lines is one of the larger players in the market and is one half the size of the largest provider in the Canadian market. Freedom has recently expanded its serving areas to include western Canada and will be entering the East coast market by the end of this summer. Teleplus Connect's business plan to consolidate the players in this industry will drastically change the landscape of the marketplace in Canada.

ITEM 8.01  OTHER EVENTS.

As a result of the purchase of Keda & Freedom, Marius Silvasan, TelePlus' Chief Executive Officer, was appointed President and Chief Executive Officer of TelePlus Connect.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements of Keda & Freedom.

(a)   Financial Statements of Businesses Acquired - To be Provided on later Date

(b)   Pro Forma Financial Information - To be Provided on later Date

(c)   Exhibits:

      10.1  Stock Purchase Agreement Keda

      10.2  Stock Purchase Agreement Freedom

      10.3  Amendment to Stock Purchase Agreement Freedom

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                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Teleplus Enterprises, Inc.

May 4, 2005                           /s/  Marius  Silvasan
                                      --------------------------
                                      Marius Silvasan
                                      Chief Executive Officer

May 4, 2005                          /s/  Robert Krebs
                                     --------------------------
                                     Robert Krebs
                                     Chief Financial Officer

May 4, 2005                          /s/  Kelly McLaren
                                     --------------------------
                                     Kelly McLaren
                                     President & COO